                                                                   Exhibit 10.14

                                 PROMISSORY NOTE

$37,000,000.00             Boston, Massachusetts              September 13, 2000

      FOR VALUE RECEIVED, HERITAGE PROPERTY INVESTMENT LIMITED PARTNERSHIP ("MAKER") promises to pay to the order of THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (which, together with subsequent holders hereof and their successors or assigns, is hereinafter called "PAYEE"), in accordance with the terms and conditions set forth herein, at 2929 Allen Parkway, Houston, Texas 77019,
Attention: Vice President-Mortgage Loans (or at such other place as Payee may from time to time designate in writing) the principal sum of THIRTY-SEVEN MILLION AND NO/100 DOLLARS ($37,000,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less) in lawful money of the United States of America (or by wire transfer of immediately available funds, if Payee shall so designate in a written notice to Maker, in accordance with wiring instructions provided to Maker by Payee), together with interest on the unpaid principal balance of this Note from time to time outstanding from the date of advancement until maturity at the rate of eight and 26/100 percent (8.26%) per annum; PROVIDED, that for the full term of this Note the interest rate produced by the aggregate of all sums received, charged or contracted for which are interest or are deemed to be interest by applicable law, shall not exceed the maximum nonusurious rate of interest that may be received, charged or contracted for by Payee under applicable state and federal law from time to time in effect (the "MAXIMUM LAWFUL RATE"). The principal of this Note, together with accrued and unpaid interest on the unpaid principal balance of this Note, shall be due and payable as follows:

      (a) An installment of interest on the unpaid principal balance of this Note from the date of funding through September 30, 2000 shall be due and payable on October 1, 2000.

      (b) Thereafter, the unpaid principal and accrued interest on this Note shall be due and payable in one hundred nineteen (119) consecutive monthly installments of principal and interest in the amount of $291,974.00 each (calculated on the basis of a 360-day year and an amortization period of twenty-five (25) years); the first installment shall be due and payable on November 1, 2000, and a like installment shall be due and payable on the first
(1st) day of each of the next one hundred eighteen (118) calendar months.

      (c) A FINAL INSTALLMENT IN THE AMOUNT OF THE ENTIRE UNPAID PRINCIPAL BALANCE OF THIS NOTE, TOGETHER WITH ACCRUED AND UNPAID INTEREST ON THE UNPAID PRINCIPAL BALANCE OF THIS NOTE, SHALL BE DUE AND PAYABLE ON OCTOBER 1, 2010 (THE "MATURITY DATE").

      1. Each payment shall be credited first to prepayment fees or other charges under this Note (other than interest), then to accrued interest and then the balance to the unpaid principal on this Note, and interest shall thereupon cease upon the principal so credited.

      2. Should default be made in payment of any of the indebtedness evidenced hereby, after the entire principal amount hereof shall have become due and payable whether by

                                                                    [ILLEGIBLE]
                                                                  --------------
                                                                  INITIALLED FOR
                                                                  IDENTIFICATION
acceleration, at maturity or otherwise, the entire unpaid principal balance of this Note, together with accrued and unpaid interest on the unpaid principal balance of this Note, shall bear interest at the lesser of (i) the Maximum Lawful Rate or (ii) the rate of fifteen percent (15%) per annum (the "PAST DUE RATE").

      3. If any payment required under this Note or under the Security Instruments (hereinafter defined) shall not be made within five (5) days after the date due, a late charge equal to the lesser of (i) an amount which, when added to all other amounts hereunder which are interest or are deemed to be interest under applicable state or federal law, does not exceed the Maximum Lawful Rate or (ii) four percent (4%) of the amount of any such delinquent payment so overdue may be charged by Payee for the purpose of defraying the expense incident to handling such delinquent payment. Such late charge represents the reasonable estimate of Payee and Maker of a fair average compensation for the loss that may be sustained by Payee due to the failure of Maker to make timely payments. Such late charge shall be paid without prejudice to the right of Payee (i) to collect any other amounts provided to be paid or
(ii) to declare a default hereunder or under the Security Instruments.

      4. Prepayment of this Note shall be permitted only in accordance with the following terms and conditions:

      (a) Maker shall have the right to prepay the entire outstanding unpaid principal balance (but not any lesser amount except as permitted under Paragraph 4(b) herein) of this Note, together with interest on the unpaid principal balance hereof then outstanding, on any business day, provided that (1) Payee shall have received at least thirty (30) days' prior written notice delivered within forty-five (45) days of the date of prepayment (the "NOTICE") of such full prepayment, (ii) at the time specified in the Notice for any prepayment there shall be no Event of Default under this Note or under any of the other Security Instruments that shall be continuing and (iii) such prepayment is accompanied by a prepayment fee in an amount equal to the lesser of (x) an amount which, when added to all other sums received, charged, or contracted for by Payee which are interest or are deemed to be interest by applicable law, does not exceed the Maximum Lawful Rate or (y) the greater of an amount calculated as set forth in Paragraphs (l) or (2) (as applicable), below:

            (1) at the time of receipt by Payee of the Notice, the difference between (a) the then present value of all unpaid installments of principal and interest due and payable under this Note, calculated from the date of the proposed prepayment to the Maturity Date, discounted at the "REINVESTMENT RATE" (as hereinafter defined) and (b) the outstanding principal balance under this Note on the date of the proposed prepayment; or

            (2) one percent (1%) of the then outstanding principal balance of this Note.

As used in this Note, "Reinvestment Rate" shall be the yield to maturity on a United States treasury bond or note (the choice of which security to be used for such purposes being in the sole discretion of Payee) having a maturity date of October 1, 2010 (or the maturity date closest thereto if no such bond or note has a maturity date of October 1, 2010, plus fifty (50) basis points.

                                                                       RLT
                                                                  --------------
                                                                  INITIALLED FOR
                                                                  IDENTIFICATION

      (b) If Payee shall at any time come into possession of proceeds resulting from (i) an acceleration of the maturity of this Note, (ii) tender prior to foreclosure, (iii) foreclosure or (iv) any other reason, such possession shall be deemed to be and shall be treated as a voluntary prepayment hereunder and consequently there shall be added to the outstanding unpaid principal sum of this Note as additional indebtedness immediately due and payable hereunder and secured by the Security Instruments, a prepayment fee calculated pursuant to Paragraph 4(a) above. There shall be no prepayment fee or premium in connection with the application of insurance proceeds or condemnation awards or a payment made pursuant to Section 10.19 of the Mortgage (as hereinafter defined).

      (c) Upon receipt by Payee of the Notice, Payee shall, within thirty (30) days thereafter, give notice to Maker of the Reinvestment Rate and, if applicable, the amount of the prepayment fee payable under Paragraph 4(a) above. Determination of the Reinvestment Rate and the amount of any such prepayment fee by Payee shall be binding on Maker absent manifest mathematical error.

      (d) Notwithstanding any provisions to the contrary contained herein, there shall be no prepayment premium or fee payable hereunder with respect to a prepayment made in accordance with the terms hereof during the last one hundred twenty (120) days prior to the Maturity Date, provided that Payee shall have received fifteen (15) days prior written notice of such full prepayment.

      5. This Note is secured by, among other security, the Mortgaged Property, as defined in that certain Mortgage and Security Agreement of even date herewith (the "MORTGAGE") executed by Maker covering and affecting certain property situated in Boston, Suffolk County, Massachusetts, and by the Security Instruments (as defined in the Mortgage). Capitalized terms not otherwise defined herein shall have the respective meanings given them in the Mortgage. This Note is guaranteed by that certain Limited Guaranty of even date herewith executed by Heritage Property Investment Trust, Inc.

      6. Upon Maker's failure to pay any installment hereon on the date such installment is due, subject to the applicable grace period set forth in Paragraph 3 hereof, upon any Event of Default (as defined in the Mortgage), or if any event occurs or condition exists which authorizes the acceleration of the Maturity Date of this Note under any agreement made by Maker in connection with the Security Instruments, Payee may, at its option, exercise any and all rights, powers and remedies afforded under any Security Instrument and by law, including the right to declare this Note immediately due and payable, without presentment or demand or any notice (including, without limitation, notice of intent to accelerate and notice of acceleration) to Maker.

      7. If (i) Payee retains an attorney in connection with any default or to collect, enforce or defend this Note or any of the other Security Instruments or
(ii) Payee shall become a party, either as plaintiff or as defendant, in any suit or legal proceeding with respect to the Mortgaged Property or any of the other collateral securing payment of this Note (the "OTHER COLLATERAL") or (iii) Maker or any subsequent owner of an interest in the Mortgaged Property or the Other Collateral is the subject of any bankruptcy, reorganization, probate, receivership or other proceeding at any time before payment in full of the Indebtedness and discharge in full of the Obligations or (iv) Maker or anyone claiming by, through, or under Maker including without

                                                                       RLT
                                                                  --------------
                                                                  INITIALLED FOR
                                                                  IDENTIFICATION
limitation any subsequent owner of an interest in the Mortgaged Property or the Other Collateral) sues Payee in connection with this Note or any of the Security Instruments and does not prevail against Payee, then in any such event Maker agrees to pay to Payee, in addition to principal and interest, all reasonable costs and expenses incurred by Payee in connection with such collection, enforcement, defense, suit or proceeding, including, without limitation, reasonable attorneys' fees, regardless of whether incurred in connection with any bankruptcy, reorganization, probate, receivership or other court proceeding (whether at the trial or the appellate level).

      8. It is the intention of the parties hereto to comply with the usury laws of the Commonwealth of Massachusetts and of the United States of America; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note or in any Security Instrument, no such provision shall require the payment of or permit the collection of interest in excess of the Maximum Lawful Rate. If, for any reason whatsoever, any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any Security Instrument, whether as a result of prepayment, acceleration of the Maturity Date or otherwise, then in such event (a) the provisions of this Paragraph shall govern and control, (b) neither the Maker nor its successors or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Lawful Rate, and the same shall be construed as a mutual mistake of the parties and, (c) any such excess which may have been collected shall be, at the option of Payee, either applied as a credit against the then unpaid principal amount of this Note or refunded to Maker. All sums received, charged or contracted for by Payee which are interest or deemed to be interest by applicable law shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

      9. Maker and all co-makers, sureties, endorsers, and guarantors of this Note jointly and severally (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security for this Note, (ii) agree to any substitution, exchange or release of any party primarily or secondarily liable on this Note, (iii) agree that Payee shall not be required first to institute suit or exhaust its remedies herein against Maker or others liable or to become liable on this Note or to enforce its rights against any security hereof in order to enforce payment of this Note by them, and (iv) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them. Each such person agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

      10. By its execution of this Note, Maker warrants and represents to Payee that the loan proceeds will be utilized exclusively for commercial, investment, or business purposes, and no loan proceeds will be used for personal, family, or household purposes.

                                                                       RLT
                                                                  --------------
                                                                  INITIALLED FOR
                                                                  IDENTIFICATION

      11. No delay or omission of Payee to exercise any power, right or remedy accruing to Payee shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee's right to accelerate this Note for any late payment or Maker's failure to timely fulfill its other obligations hereunder or under the Security Instruments shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this Note or exercising other remedies for Maker's failure to timely perform its obligations hereunder or under the Security Instruments. Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this Note and the Security Instruments before accelerating this Note and exercising its other remedies hereunder or under the Security Instruments because of Maker's failure to timely perform its obligations under this Note and the Security Instruments.

      12. THIS NOTE IS EXECUTED IN THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS FROM TIME TO TIME IN EFFECT, EXCEPT AS PREEMPTED OR CONTROLLED BY THE LAWS OF THE UNITED STATES OF AMERICA.

      13. Maker acknowledges that the Mortgage securing this Note contains certain provisions restricting the conveyance, transfer or further conveyance or further encumbrance of the Mortgaged Property.

      14. This Note is intended to be performed in accordance with, and only to the extent permitted by, applicable law. If any provision of this Note or the application of any such provision to any person or circumstances shall, for any reason and to any extent, be illegal, invalid or unenforceable under present or future laws, neither the legality, validity and enforceability of the remaining provisions of this Note, nor the application of such provisions to other persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law. Each waiver in this Note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Payee for having bargained for and obtained it.

      15. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

      16. The records of Payee shall be prima facie evidence of the amounts owing on this Note. To the extent that Maker makes a payment or Payee receives any payment or proceeds for Maker's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Payee.

                                                                       RLT
                                                                  --------------
                                                                  INITIALLED FOR
                                                                  IDENTIFICATION

      17. Payee reserves the right, exercisable in its sole discretion and without notice to Maker or any other person, to sell participations or assign its interest, or both, in all or any part of this Note or any loan evidenced by this Note.

      18. This Note and the Security Instruments embody the entire agreement and understanding between Payee and Maker and other parties with respect to their subject matter and supersede any prior conflicting or inconsistent agreements, consents and understandings, relating to such subject matter. Maker acknowledges and agrees that there is no oral agreement between Maker and Payee which has not been incorporated in this Note and the Security Instruments.

      19. The liability of Maker for failure to perform Maker's obligations hereunder or under the Mortgage and the other Security Instruments is expressly limited to the security for payment of this Note granted pursuant to the Security Instruments, the same being all properties, rights, and estates subject to the Security Instruments, and Payee agrees not to seek any damages or money judgment against Maker for any default on the part of Maker under this Note or any of the Security Instruments. Notwithstanding anything to the contrary contained in this Note or in any of the Security Instruments, and notwithstanding any delay on the part of Payee in exercising any right, power or remedy in connection with any default under this Note, the Mortgage or any of the other Security Instruments, Payee shall have full recourse against Maker, and Maker shall be personally liable for and shall promptly account (by delivery of funds) to Payee for (a) all condemnation awards and insurance proceeds (to the extent not applied to sums due under this Note or restoration of the Mortgaged Property and, with respect to such insurance proceeds which represent proceeds paid under any rent insurance, to the extent such rent insurance proceeds are not applied to the payment of principal and interest on this Note, taxes and insurance premiums and operating expenses of the Mortgaged Property);
(b) all amounts necessary to repair damage to the Mortgaged Property (excluding normal wear and tear) caused by intentional acts or omissions of Maker, its agents, employees, or contractors; (c) all security deposits collected from tenants at the Mortgaged Property and not previously applied by landlord in accordance with the applicable lease; (d) failure to pay, in accordance with the Mortgage, taxes, assessments, or other charges which can create liens on any portion of the Mortgaged Property or the Other Collateral and are payable hereunder or under the Security Instruments (to the full extent of any such taxes, assessments or other charges); (e) rent (including prepaid rent) and other income derived from the Mortgaged Property or the Other Collateral from and after the occurrence of a default under this Note or the Security Instruments (to the extent not applied to sums due under this Note, payment of taxes, insurance premiums and operating expenses of the Mortgaged Property); (f) any loss incurred by Payee as a result of Maker's forfeiture of the Mortgaged Property resulting from criminal activity by any person whether or not such criminal activity is conducted on or in any manner relates to the Mortgaged Property or the Other Collateral; (g) any loss incurred by Payee as a result of Maker's fraud; and (h) any loss, damage or injury sustained by Payee arising from the breach of any of the warranties, representations, covenants or indemnities contained in the Environmental Indemnification Agreement (as defined in the Mortgage). Additionally, Payee shall have the right to off-set against any funds held by Payee (including, without limitation, escrows for taxes and insurance) pursuant to this Note and any of the Security Instruments. Nothing herein contained shall be construed to prevent Payee from exercising and enforcing any other remedy allowed at law or in equity or by any statute or by the terms of this Note or the Security Instruments nor shall anything herein contained be

                                                                       RLT
                                                                  --------------
                                                                  INITIALLED FOR
                                                                  IDENTIFICATION
deemed to be a release or impairment of the Mortgage, any of the other Security Instruments or the indebtedness evidenced by this Note or secured thereby or shall be deemed to prejudice the right of Payee as against Maker or any other entity now or hereafter liable under any guaranty, bond, or lease covering the Mortgaged Property, the Other Collateral or any portion thereof, policy of insurance or other agreement which Maker may have delivered to Payee in compliance with any of the terms, covenants, and conditions of this Note or any of the Security Instruments, or preclude the Payee from exercising its right to foreclose under the Mortgage or any of the other Security Instruments (either by judicial means or non-judicial means) in the event of a default under this Note or any of the Security Instruments, or except as may be limited by the foregoing provisions of this Paragraph, from enforcing any of the Payee's rights under this Note or under any of the Security Instruments including, without limitation, the right to the appointment of a receiver for the Mortgaged Property or the Other Collateral.

      EXECUTED as an instrument under seal of the date first set forth above.

                 HERITAGE PROPERTY INVESTMENT LIMITED
                 PARTNERSHIP, a Delaware limited partnership

                 By:  Heritage Property Investment Trust, Inc., a
                      Maryland corporation, General Partner

                      By: /s/ Richard L. Trueblood
                          ---------------------------------------------

                      Name:           RICHARD L. TRUEBLOOD
                           --------------------------------------------

                      Title:        SENIOR VICE PRESIDENT OF
                            -------------------------------------------
                             HERITAGE PROPERTY INVESTMENT TRUST, INC.
                            -------------------------------------------
                                      ITS GENERAL PARTNER
                            -------------------------------------------

                                                                       RLT
                                                                  --------------
                                                                  INITIALLED FOR
                                                                  IDENTIFICATION

                         MORTGAGE AND SECURITY AGREEMENT

COMMONWEALTH OF MASSACHUSETTS )
                              )
COUNTY OF SUFFOLK             )

      This MORTGAGE AND SECURITY AGREEMENT (this "MORTGAGE AND SECURITY AGREEMENT") made this ______ day of September, 2000, between HERITAGE PROPERTY INVESTMENT LIMITED PARTNERSHIP, a Delaware limited partnership, having its address for notice at 535 Boylston Street, Boston, Massachusetts 02116, hereinafter with its successors and assigns collectively called "Mortgagor," and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas corporation, having its place of business at c/o American General Realty Advisors, Inc., 2929 Allen Parkway, 34th Floor, Houston, Texas 77019, Attention: Vice President-Mortgage Loans, hereinafter with its successors and assigns collectively called the "Mortgagee."

                                   WITNESSETH:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 DEFINITIONS: As used herein, the following terms shall have the following meanings:

            (a) ANNUAL NET OPERATING INCOME shall mean the amount, if any, by which the Gross Income exceeds the Cash Expenditures.

            (b) ASSIGNMENT OF LEASES AND RENTS: The Absolute Assignment of Leases and Rents of even date herewith from Mortgagor to Mortgagee assigning the Leases and Rents and Revenues to Mortgagee, as the same may be amended, renewed or extended from time to time.

            (c) BANKRUPTCY CODE: The United States Bankruptcy Code, 11 U.S.C. Sections 101 ET SEQ., as amended from time to time.

            (d) BUILDINGS: Any and all buildings, open parking areas and other improvements, and any and all additions, alterations, or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land (as defined hereinbelow) or any part thereof.

            (e) CASH EXPENDITURES shall mean all reasonable bona fide disbursements actually made by Mortgagor during the twelve (12) month period just ended necessary for the operation of the Mortgaged Property, as reasonably determined by Mortgagee, plus replacement reserves of $0.10 per square foot of the Buildings, excluding principal and interest payments on the Indebtedness for such period.

            (f) DEBT COVERAGE RATIO shall mean the ratio of (a) the Annual Net Operating Income to (b) the sum of the payments, principal and interest, of the Indebtedness and any other indebtedness secured by all or a portion of the Mortgaged Property that were made or scheduled to be made for the period used to calculate the Cash Expenditures.

            (g) ENVIRONMENTAL INDEMNIFICATION AGREEMENT: The Environmental Indemnification Agreement of even date herewith executed by Mortgagor and Guarantor in favor of Mortgagee, as the same may be amended, renewed or extended.

            (h) EVENT OF DEFAULT: Any happening or occurrence described in
ARTICLE 6 hereinbelow, and any other happening or occurrence specifically designated herein or in any of the other Security Instruments (as defined below) as constituting an Event of Default.

            (i) FIXTURES: All materials, supplies, equipment, apparatus or other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Buildings or the Land owned by Mortgagor (other than readily removable trade fixtures not affixed to or forming a part of the Land, which are owned by tenants or items which are the subject of equipment leases to which Mortgagor or one of its tenants is a party), including but not limited to any and all partitions, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, plumbing, laundry, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, air conditioning and air cooling equipment and systems, disposals, dishwashers, refrigerators and ranges, washers and dryers and recreational equipment and facilities of all kinds, and water, gas, electric, storm and sanitary sewer facilities and other utilities whether or not situated in easements, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

            (j) GOVERNMENTAL AUTHORITY: Any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

            (k) GROSS INCOME shall mean the gross cash rental revenue (including expense reimbursements from leases approved by Mortgagee, but excluding unforfeited security deposits) actually received by Mortgagor from the Mortgaged Property, or any part thereof, during any applicable period, reduced by rental revenue from Leases which terminated by reason of the casualty or condemnation, as reasonably determined by Mortgagee.

            (1) GUARANTOR: Heritage Property Investment Trust, Inc.

            (m) GUARANTY: That or those instruments of Limited Guaranty of even date herewith from Guarantor to Mortgagee guaranteeing the matters set forth therein.

            (n) IMPOSITIONS: All real estate and personal property taxes, assessments, maintenance charges, permit fees, impact fees, development fees, capital recovery charges, utility reservation and standby fees, water, gas, sewer, electricity and other utility rates and charges, charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be charged, assessed, levied or imposed upon the Mortgaged Property or the Rents and Revenues (as defined hereinbelow) or the ownership, use, occupancy or enjoyment thereof.

            (o) INDEBTEDNESS: The principal of, interest on and all other amounts, payments and premiums due under or secured by the Note and the other Security Instruments (as defined herein) together with and including all other direct and indirect indebtedness now or at any time in the future owing or to be owing by Mortgagor to Mortgagee by reason of any advances made or expenses incurred by Mortgagee to preserve, protect or defend the Mortgaged Property.

            (p) LAND: The real estate or interest therein described in EXHIBIT A attached hereto and all rights, titles and interests appurtenant thereto.

            (q) LEASES: Any and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) which grant a possessory interest in and to, or the right to use, lease, license, possess, operate from, reside in or otherwise enjoy the Mortgaged Property, together with all guarantees, modifications, extensions and renewals thereof.

            (r) LEGAL REQUIREMENTS: (i) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, licenses, decisions, orders, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Mortgagor, any Guarantor or the Mortgaged Property, including the ownership, use, occupancy, operation, maintenance, repair or reconstruction thereof, and any other statutes, regulations, ordinances or similar law enacted by any Governmental Authority relating to health or the environment, (ii) Mortgagor's or any Guarantor's presently or subsequently effective Bylaws and Articles of Incorporation, Partnership Agreement, Limited Partnership Agreement, Joint Venture Agreement, Operating Agreement, Trust Agreement or other forms of business association (if either, both or all be any of same), (iii) any and all Leases, and (iv) any and all restrictions or restrictive covenants, present and future, as the same may apply to the Mortgaged Property.

            (s) MAXIMUM LAWFUL RATE: The "Maximum Lawful Rate" as defined in the Note.

            (t) MORTGAGED PROPERTY: The Land, Buildings, Fixtures, Personalty (as defined herein), Tax and Insurance Escrow Funds (as defined herein), if any, and Rents and Revenues, together with:

                  (i) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof;

                  (ii) all additions, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein;

                  (iii) all of Mortgagor's right, title and interest in and to any insurance proceeds and any judgments, awards, remuneration, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority to the present or any subsequent owner of the Land, Buildings, Fixtures or Personalty, including those for any vacation of, or change of grade in, any streets affecting the Land or the Buildings;

                  (iv) all trees, shrubs, flowers and other landscaping features and all oil, gas, minerals, water, water rights, drains and drainage rights appurtenant to, located on, under or above or used in connection with the Land and the improvements situated thereon, or any part thereof, whether now existing or hereafter created or acquired;

                  (v) any and all water and water rights, ditch and ditch rights, reservoir and reservoir rights, stock or interest in irrigation or ditch companies appurtenant to the Land and all rights to domestic water for the Land, royalties, minerals, oil and gas rights and leases or leasehold interests, owned by Mortgagor now or hereafter used in connection with, appurtenant to or related to the Land;

                  (vi) all prepaid water, sewer and other utility fees paid to a governmental agency or to a water and sanitary sewer district or a utility company, and all sanitary sewer rights and storm sewer rights and all water and sewer taps or wait list deposits Mortgagor has made or may hereafter make with respect to the Land and all of Mortgagor's rights to have the Land served with water, sewer and other utilities;

                  (vii) to the extent the same may be pledged or assigned without violating the relevant Property Agreement, all of Mortgagor's right, title and interest in, to and under all Property Agreements;

                  (viii) all other or greater rights and interests of every nature in the foregoing property and Mortgagor's rights to the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Mortgagor;

                  (ix) any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations; and

                  (x) all proceeds from the foregoing.

As used in this Mortgage and Security Agreement, the term "Mortgaged Property" shall be expressly defined as meaning all, or where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein. Without limiting the generality of the foregoing, the Mortgaged Property shall include, but not be limited to, all or any portion of or any interest in the Land, Buildings, Fixtures, Personalty, Plans, Leases, Rents and Revenues and other items described in this SECTION 1.1(t) acquired by Mortgagor or the estate of Mortgagor after the commencement of a case under the U.S. Bankruptcy Code.

            (u) MORTGAGEE: The above defined Mortgagee and the subsequent holder or holders, from time to time, of the Note (as defined herein).

            (v) MORTGAGOR: The above defined Mortgagor and any and all subsequent owners of the Mortgaged Property (as defined herein).

            (w) NOTE: The promissory note of even date herewith executed by Mortgagor payable to the order of Mortgagee in the amount of Thirty-Seven Million and No/100 Dollars ($37,000,000.00), due on October 1, 2010, and secured, in part, by this Mortgage and Security Agreement and any and all amendments, modifications, rearrangements, extensions and replacements thereof.

            (x) OBLIGATIONS: Any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor, Guarantor or others to Mortgagee or others as set forth in the Security Instruments or any Lease.

            (y) PERMITTED ENCUMBRANCES: The outstanding liens, easements, building lines, restrictions, security interests and other matters (if any) as reflected on EXHIBIT B attached hereto and the lien and security interests created by the Security Instruments.

            (z) PERSONALTY: All of the right, title and interest of Mortgagor now owned or hereafter acquired in and to all furniture, furnishings, equipment, machinery, goods, general intangibles, money, accounts, receivables, contract rights, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any Governmental Authority, agencies, boards, corporations, providers of utility services, public or private, including specifically but without limitation all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property (other than the Fixtures) of any kind or character as defined in and subject to the provisions of the Uniform Commercial Code of the state in which the Land is located (the "UNIFORM COMMERCIAL CODE"), now or hereafter located upon, within or about the Land and the Buildings, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

            (aa) PLANS: Any and all plans, specifications, shop drawings and other technical descriptions (including plot plans, foundation plans, floor plans, elevations, framing plans, cross-sections of walls, mechanical plans, electrical plans and architectural and engineering plans and architectural and engineering studies and analyses) in Mortgagor's possession or control heretofore or hereafter prepared by any architect, engineer or other design professional for construction, repair or alteration of the Buildings, and all amendments and modifications thereof.

            (bb) PROPERTY AGREEMENTS: All agreements (such as construction contracts, architects' agreements, contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, government issued licenses), certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property.

            (cc) RENTS AND REVENUES: All of the rents, revenues, income, proceeds, profits and other benefits paid or payable by parties to the Leases other than Mortgagor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property.

            (dd) SECURITY INSTRUMENTS: The Note, this Mortgage and Security Agreement, the Guaranty, the Environmental Indemnification Agreement, and any and all other documents now or hereafter executed by Mortgagor, Guarantor or any other person or party to evidence or secure the payment of the Indebtedness or the performance and discharge of the Obligations, as any of the foregoing may be amended, renewed or extended. Notwithstanding that the definition of Security Instruments and various of the components thereof include documents that may be amended, renewed or extended, such definition shall in no way be construed to suggest that any party has agreed (or is obligated) to amend, renew or extend them.

            (ee) TAX AND INSURANCE ESCROW FUNDS: Any amounts paid to and held by or on behalf of Mortgagee at any time and from time to time pursuant to Section
4.7 hereof.

                                    ARTICLE 2
                                      GRANT

      2.1 GRANT: To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Mortgagor hereby grants to Mortgagee with all MORTGAGE COVENANTS the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee forever, and Mortgagor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Mortgaged Property unto Mortgagee and the quiet and peaceable possession of the Mortgaged Property by the Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof; subject, however, to the Permitted Encumbrances, provided, however, that if Mortgagor shall pay (or cause to be paid) the Indebtedness as and when the same shall become due and payable and shall perform and discharge (or cause to be performed and discharged) the Obligations on or before the date same are to be performed and discharged, then the liens, security interests, estates and rights granted by the Security Instruments shall terminate; otherwise same shall remain in full force and effect. A certificate or statement from Mortgagee confirming that the Indebtedness has not been paid in full or that the Obligations have not been fully performed and discharged shall be sufficient evidence thereof for the purposes of reliance by third parties on that fact.

                                    ARTICLE 3
                         WARRANTIES AND REPRESENTATIONS

      Mortgagor hereby unconditionally warrants and represents to Mortgagee as follows:

      3.1 VALIDITY OF LOAN INSTRUMENTS: The execution, delivery and performance by Mortgagor of the Security Instruments (other than the Guaranty) and the borrowing evidenced by the Note, (a) are within Mortgagor's partnership powers and have been duly authorized by Mortgagor's partners and all other requisite partnership action, (b) have received all (if any) requisite prior governmental approval in order to be legally binding and enforceable in accordance with the terms thereof, and (c) will not violate, contravene, be in conflict with, result in a breach or constitute (with due notice or lapse of time, or both) a default under, any indenture, agreement or instrument to which Mortgagor or Guarantor is a party or by which any of Mortgagor's or Guarantor's property may be bound, or any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Mortgagor's or Guarantor's property or assets, except as contemplated by the provisions of the Security Instruments, and no action or approval with respect thereto by any third person is required. The Security Instruments constitute the legal, valid and binding obligations of Mortgagor and Guarantor (as applicable), in accordance with their respective terms, and no defaults, or events which with notice or lapse of time would constitute an Event of Default, have occurred thereunder.

      3.2 TITLE TO THE MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT: Mortgagor has good and marketable title to the Land (in fee simple) and Buildings, and good and marketable title to the Fixtures and Personalty, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever except the Permitted Encumbrances. This Mortgage and Security Agreement constitutes a valid, subsisting, first lien mortgage on the Land, the Buildings and the Fixtures and a valid, subsisting, first security interest in and to the Personalty, Leases and Rents and Revenues, all in accordance with the terms hereof.

      3.3 INFORMATION: Mortgagor has fully disclosed to Mortgagee all facts material to Mortgagor, Mortgagor's business operations or the Mortgaged Property. All financial statements and other information, reports, papers and data given to Mortgagee with respect to Mortgagor or others obligated under the terms of the Security Instruments, or the Mortgaged Property, are accurate, complete and correct in all material respects. All such financial statements fairly present the financial condition and results of operations of Mortgagor or the other subject of such financial statements, and since the date thereof there has been no material adverse change in such financial condition or operations.

      3.4 TAXES AND OTHER PAYMENTS: Each constituent member of Mortgagor and Mortgagor have filed all federal, state, county, municipal and city income and other tax returns required to have been filed by them and have paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by them, and Mortgagor knows of no basis for any additional assessment in respect of any such taxes. Mortgagor has paid in full all sums owing or claimed for labor, material, supplies, personal property (whether or not constituting a Fixture hereunder) and services of every kind and character used, furnished or installed in or on the Mortgaged Property and no claim for same exists or will be permitted to be created.

      3.5 LITIGATION: Except as set forth on Schedule 3.5 attached hereto, there are no actions, suits or proceedings pending, or to the knowledge of Mortgagor threatened, against or affecting the Mortgagor or the Mortgaged Property that could materially adversely affect Mortgagor or the Mortgaged Property, or involving the validity or enforceability of this Mortgage and Security Agreement or the priority of the liens and security interests created by the Security Instruments, and no event has occurred (including specifically Mortgagor's execution of the Security Instruments and its consummation of the loan represented thereby) which will violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a material default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Mortgagor's property other than the liens and security interests created by the Security Instruments.

      3.6 COMPLIANCE WITH COMMITMENT: All of the representations, warranties, agreements and obligations made or undertaken by Mortgagor in that certain Mortgage Loan Application/Commitment executed by Mortgagor and American General Realty Advisors, Inc. dated July 20, 2000, are true and correct and (to the extent that same were to be) have been complied with as of the date hereof or (to the extent that same are to be) will be complied with in the future. Nothing contained in this Section 3.6, or Mortgagee's acceptance of this Mortgage and Security Agreement, shall be construed as an acknowledgment by or the agreement of Mortgagee that all of such representations, warranties, agreements and obligations are true and correct and have been complied with.

                                    ARTICLE 4
                              AFFIRMATIVE COVENANTS

      Mortgagor hereby unconditionally covenants and agrees with Mortgagee as follows:

      4.1 PAYMENT AND PERFORMANCE: Mortgagor will pay the Indebtedness, as and when called for in the Security Instruments and on or before the due dates thereof, and will perform all of the Obligations, in full and on or before the dates same are to be performed.

      4.2 COMPLIANCE WITH LEGAL REQUIREMENTS: Mortgagor will promptly and faithfully comply with, conform to and obey all present and future Legal Requirements.

      4.3 PAYMENT OF IMPOSITIONS: Mortgagor will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the due date thereof, or the day any fine, penalty, interest or cost may be added thereto or imposed, or the day any lien may be filed, for the non-payment thereof (if such day is used to determine the due date of the respective item); provided, however, that Mortgagor may, if permitted by law and if such installment payment would not create or permit the filing of a lien against the Mortgaged Property, pay the Impositions in installments whether or not interest shall accrue on the unpaid balance of such Impositions. If there is no existing Event of Default, Mortgagor may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted ad valorem tax provided that such contest does not result in a lien on the Mortgaged Property.

      4.4 REPAIR, MAINTENANCE AND OPERATION: Mortgagor will maintain and operate the Mortgaged Property in good order and condition and will make all repairs, replacements, additions, improvements and alterations thereof and thereto, interior and exterior, structural and non-structural, which are necessary or reasonably appropriate to maintain and operate the Mortgaged Property in good order and condition.

      4.5 INSURANCE:

            (a) Mortgagor will obtain and maintain insurance upon and relating to the Mortgaged Property insuring against personal injury and death, loss by fire and such other hazards, casualties and contingencies (including business interruption insurance covering loss of Rents and Revenues) as are normally and usually covered by extended coverage policies in effect where the Land is located and such other risks as may be reasonably specified by Mortgagee, from time to time, all in such amounts and with such insurers of recognized responsibility as are reasonably acceptable to Mortgagee. Each insurance policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that (i) proceeds will be payable to Mortgagee as its interest may appear, which proceeds are hereby assigned to Mortgagee, it being agreed by Mortgagor that such payments shall be applied 1) if there be no Event of Default existing or which would exist but for due notice or lapse of time, or both, to the restoration, repair or replacement of the Mortgaged Property, or 2) if there be an Event of Default existing, or which would exist but for due notice or lapse of time, or both, at the option of the Mortgagee, either for the above stated purpose or toward the payment of the Indebtedness; (ii) the coverage of Mortgagee shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Mortgagor of any warranties, declarations or conditions in such policy; (iii) no such insurance policy shall be canceled, endorsed, altered or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given Mortgagee thirty (30) days prior written notice thereof; and (iv) Mortgagee may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance and such payments shall be accepted by the insurer to prevent same. Mortgagee shall be furnished with a certified copy of each such initial policy coincident with the execution of this Mortgage and Security Agreement and a certified copy of each renewal policy not less than fifteen (15) days prior to the expiration of the initial or each preceding renewal policy together with receipts or other evidence that the premiums thereon have been paid. In the event such coverage is carried under a blanket insurance policy, in lieu of the original of each such policy, Mortgagee shall be furnished with a certificate, mortgagee endorsement and all endorsements and schedules relating to the Mortgaged Property evidencing such coverage in form and content acceptable to Mortgagee.

            (b) Mortgagor agrees to secure and maintain rental insurance covering the gross rental of the Mortgaged Property for such period of time which Mortgagee may require (not to exceed twelve [12] months) during which any part of the Mortgaged Property hereby covered is not tenantable as a result of damage insured against under the fire and extended coverage insurance.

            (c) All policies to be maintained under this Mortgage and Security Agreement are to be issued by companies reasonably acceptable to Mortgagee and are to contain an acceptable form of mortgage clause payable to the holder of the Indebtedness hereby secured. Mortgagor shall maintain insurance in an amount sufficient to prevent Mortgagor from becoming a co-insurer under any policy required hereunder.

            (d) If any portion of the Mortgaged Property is situated in an area or subsequently designated as having flood hazards, as defined by the Flood Disaster Act of 1973, as amended from time to time, Mortgagee may require flood insurance in an amount equal to the replacement cost of the Buildings or the maximum amount of flood insurance available, whichever is the lesser.

            (e) If Mortgagor fails to maintain the level of insurance required under this Mortgage and Security Agreement, then Mortgagor shall indemnify Mortgagee to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained.

      4.6 RESTORATION FOLLOWING DAMAGE OR LOSS: If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable and including any condemnation) shall result in damage to or loss or destruction of the Mortgaged Property, Mortgagor will give notice thereof to Mortgagee and, if so instructed by Mortgagee, will promptly, at Mortgagor's sole cost and expense and regardless of whether the insurance proceeds (if any) or condemnation proceeds (if any) shall be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.

      Provided (i) there is no continuing Event of Default hereunder or under the other Security Instruments and (ii) the insurance or condemnation proceeds are in an amount less than $370,000, Mortgagee shall release such insurance or condemnation proceeds to Mortgagor for the restoration, repair, replacement or rebuilding of the Mortgaged Property in which event, Mortgagor shall promptly, at Mortgagor's sole cost and expense (using such insurance or condemnation proceeds, but regardless of whether they are sufficient for the purpose) commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.

      If the insurance or condemnation proceeds are in an amount equal to or greater than $370,000, then provided there is no continuing Event of Default hereunder or under the other Security Instruments, Mortgagee shall release any insurance or condemnation proceeds to Mortgagor for the restoration, repair, replacement or rebuilding of the Mortgaged Property, subject to and in accordance with the following terms and conditions:

            (a) Mortgagee shall have approved the plans and specifications for the restoration, repair, replacement or rebuilding of the Mortgaged Property.

            (b) The amount of the insurance or condemnation proceeds are sufficient, in Mortgagee's reasonable discretion, to complete such restoration, repair, replacement or rebuilding of the Mortgaged Property in accordance with such approved plans and specifications, or, if insufficient, Mortgagor shall have made available sufficient funds such that the aggregate available funds are sufficient, in Mortgagee's reasonable discretion, to complete such restoration, repair, replacement or rebuilding of the Mortgaged Property in accordance with such approved plans and specifications.

            (c) Not more than twenty-five percent (25%) of the Leases by square footage shall have terminated as a result of such casualty or condemnation.

            (d) After the restoration, repair, replacement or rebuilding of the Mortgaged Property has been completed, the Mortgaged Property has a Debt Coverage Ratio of equal to or greater than 1.0 to 1.0.

      Any insurance or condemnation proceeds remaining after the restoration, repair, replacement or rebuilding of the Mortgaged Property has been completed shall be retained by Mortgagee and applied toward the payment of the Indebtedness in such order, priority and proportions as Mortgagee shall elect in its sole discretion, without the payment of any prepayment premium or penalty. If any of the foregoing terms and conditions are not satisfied, Mortgagee may retain and apply any such insurance or condemnation proceeds toward the payment of the Indebtedness in such order, priority and proportions as Mortgagee shall elect in its sole discretion, without the payment of any prepayment premium or penalty, or at the option of Mortgagee, Mortgagee may pay the same in whole or in part to Mortgagor for such purposes as Mortgagee may designate.

      If, following any casualty, the Mortgaged Property is so demolished, destroyed or substantially damaged so that (in Mortgagee's reasonable judgment) it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time, or if, following a taking in condemnation or conveyance in lieu thereof, the Mortgaged Property is so diminished in value that (in Mortgagee's reasonable judgment) the remainder thereof cannot continue to be operated profitably for the purpose for which it was being operated immediately prior to such taking or conveyance, Mortgagee may elect, by giving written notice to Mortgagor, to declare all of the Indebtedness incurred hereby to be due and payable one hundred twenty (120) days from the giving of such notice and without the payment of any prepayment premium or penalty.

      4.7 TAX AND INSURANCE ESCROW: In order to implement the provisions of SECTIONS 4.3 and 4.5 hereinabove, Mortgagor shall pay to Mortgagee, as and when directed by Mortgagee, and as escrowed sums, an amount equal to the sum of (a) the annual real estate and personal property taxes and assessments (estimated whenever necessary) to become due for the tax year during which such payment is so directed and (b) the insurance premiums for the same year for those insurance policies as are required hereunder. If Mortgagee determines that any amounts theretofore paid by Mortgagor are insufficient for the payment in full of such taxes, assessments and insurance premiums, Mortgagee shall notify Mortgagor of the increased amounts required to provide a sufficient fund, whereupon Mortgagor shall pay to Mortgagee within thirty (30) days thereafter the additional amount as stated in Mortgagee's notice. The escrowed sums may be held by Mortgagee in non-interest bearing accounts and may be commingled with Mortgagee's other funds. Upon assignment of this Mortgage, Mortgagee shall have the right to pay over the balance of the escrowed sums then in its possession to its assignee whereupon the Mortgagee shall then become completely released from all liability with respect thereto. Upon full payment of the Indebtedness, or at such earlier time as Mortgagee may elect, the balance of the escrowed sums in its possession shall be paid over to Mortgagor and no other party shall have any right or claim thereto. If no Event of Default shall have occurred and be continuing hereunder, the escrowed sums shall, at the option of Mortgagee, be repaid to Mortgagor in sufficient time to allow Mortgagor to satisfy Mortgagor's obligations under the Security Instruments to pay the taxes, assessments and the required insurance premiums or be paid directly to the Governmental Authority and the insurance company entitled thereto. If an Event of Default shall have occurred and be continuing hereunder, however, Mortgagee shall have the additional option of crediting the full amount of the escrowed sums against the Indebtedness. Notwithstanding anything to the contrary contained in this Section or elsewhere in this Mortgage, Mortgagee hereby reserves the right to waive the payment by Mortgagor to Mortgagee of the escrowed sums, and, in the event Mortgagee does so waive such payment, it shall be without prejudice to Mortgagee's right to insist, at any subsequent time or times that such payments be made in accordance herewith.

      4.8 INSPECTION: Mortgagor will permit Mortgagee and its agents, representatives and employees, to inspect the Mortgaged Property at all reasonable times, including without limitation making such tests as may be reasonably required to determine whether the Mortgaged Property is in compliance with Legal Requirements, provided that Mortgagee has provided prior written notice to Mortgagor of its intention to do so and provided further that Mortgagee shall make all reasonable efforts to avoid disruption of Mortgagor and/or Mortgagor's tenants' business activities at the Mortgaged Property.

      4.9 HOLD HARMLESS: Mortgagor will defend, at its own cost and expense, and hold Mortgagee harmless from, any action, proceeding or claim affecting the Mortgaged Property or the Security Instruments, and all costs and expenses incurred by Mortgagee in protecting its interests hereunder in such an event (including all court costs and attorneys' fees) shall be borne by Mortgagor.

      4.10 BOOKS AND RECORDS:

            (a) Mortgagor will maintain full and accurate books of account and other records reflecting the results of its operations, and will furnish or cause to be furnished to Mortgagee, on or before ninety (90) days after the close of each calendar year, annual financial statements certified by Mortgagor as being true and correct including, with respect to the Mortgaged Property, (i) an operating statement stating in reasonable detail the income and expenses of the operation of the Mortgaged Property, and (ii) a rent roll listing the tenant(s) in occupancy, their leased area or unit, lease term, annual rental, expense reimbursements and sales and percentage rent (if applicable). Upon request from time to time Mortgagee in its sole discretion may require (i) a one-year pro forma budget for the Mortgaged Property for the upcoming calendar year, (ii) a current rent roll for the Mortgaged Property listing the tenant(s) in occupancy, their leased area, lease term, annual rental, expense reimbursements, sales and percentage rent, if applicable, and (iii) a balance sheet for Mortgagor. At any time and from time to time Mortgagor shall deliver to Mortgagee such other financial data as Mortgagee shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property, and Mortgagee shall have the right, at reasonable times and upon reasonable notice, to audit Mortgagor's books of account and records relating to the Mortgaged Property, all of which shall be maintained and made available to Mortgagee and Mortgagee's representatives for such purpose on the Mortgaged Property or at such other location as Mortgagee may approve.

            (b) Notwithstanding the foregoing, upon the occurrence of (i) an Event of Default hereunder, Mortgagee may require by notice to Mortgagor that any financial statements or other financial information described in this
SECTION 4.10 be audited by an independent certified public accountant selected by Mortgagor but acceptable to Mortgagee; provided, however, that if Mortgagor otherwise obtains audited financial statements, Mortgagor shall provide Mortgagee with true and correct copies of such financial statements within ten
(10) days after they are received by Mortgagor.

      4.11 MAINTENANCE OF RIGHTS OF WAY, EASEMENTS, AND LICENSES: Mortgagor will maintain, preserve and renew all rights of way, easements, grants, privileges, licenses and franchises reasonably necessary for the use of the Mortgaged Property from time to time.

Mortgagor will not, without the prior consent of Mortgagee, initiate, join in or consent to any private restrictive covenant or other public or private restriction as to the use of the Mortgaged Property, or any condominium declaration, plat or other document having the effect of subjecting the Land and Buildings to the condominium or cooperative form of ownership. Mortgagor shall, however, comply with all restrictive covenants which may at any time affect the Mortgaged Property, zoning ordinances and other public or private restrictions relating to the use of the Mortgaged Property.

      4.12 COMPLIANCE WITH ANTI-FORFEITURE LAWS: Mortgagor will not commit, permit or suffer to exist any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any money paid in performance of Mortgagor's obligations under the Note or under any of the other Security Instruments. In furtherance thereof, Mortgagor hereby agrees to indemnify and hold harmless Mortgagee from and against, and Mortgagor shall be responsible for, any loss, damage or injury by reason of the breach of the covenants and agreements set forth in this SECTION 4.12 REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF MORTGAGEE. BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MORTGAGEE. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Mortgagor, or against all or any part of the Mortgaged Property under any federal or state law for which forfeiture of the Mortgaged Property or any part thereof or of any monies paid in the performance of Mortgagor's obligations under the Security Instruments is a potential result shall, at the election of the Mortgagee, constitute an Event of Default hereunder without notice or opportunity to cure.

      4.13 POST-CLOSING COSTS: Subject to the provisions of Section 10.9 hereof, Mortgagor will promptly pay to Mortgagee any administrative fees and reimburse Mortgagee for all of Mortgagee's costs and expenses (including without limitation any reasonable attorneys' fees) associated with reviewing and processing requests of Mortgagor made after the date hereof.

                                    ARTICLE 5
                               NEGATIVE COVENANTS

      Mortgagor hereby covenants and agrees with Mortgagee that, until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged:

      5.1 USE VIOLATIONS: Mortgagor will not use, maintain, operate, occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (a) violates any Legal Requirement, (b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance or
(d) makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

      5.2 ALTERATIONS: Mortgagor will not commit or permit any waste of the Mortgaged Property and will not, without the prior written consent of Mortgagee, make or permit to be made any alterations or additions to the Mortgaged Property of a material nature, except for nonstructural tenant improvements.

      5.3 REPLACEMENT OF FIXTURES AND PERSONALTY: Mortgagor will not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Buildings unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by Mortgagor, free and clear of any lien or security interest except such as may be first approved in writing by Mortgagee.

      5.4 NO FURTHER ENCUMBRANCES: To the extent permitted by law, Mortgagor will not, without the prior written consent of Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Security Instruments, with respect to all or any portion of the Mortgaged Property, the Leases or the Rents and Revenues, other than the Permitted Encumbrances, provided, that mechanics liens being contested by Mortgagor in good faith, by appropriate proceedings, shall not constitute encumbrances with respect to the Mortgaged Property or any portion thereof, provided there first shall have been deposited with Mortgagee within thirty (30) days of the attachment of any such lien a bond or other security satisfactory to Mortgagee in such amount as Mortgagee shall in good faith require, and provided further, that Mortgagor shall thereafter diligently proceed to cause any such liens to be removed and discharged.

      5.5 NO SALES OR OTHER TRANSFERS:

            (a) Except as otherwise expressly provided for herein, Mortgagor expressly agrees that in the event that Mortgagor conveys, pledges, hypothecates, sells, exchanges, assigns or otherwise disposes of (each of which is herein called a "DISPOSITION") all or any portion of the Mortgaged Property, Mortgagee, to the extent permitted by law, shall have the right and option to declare the entire amount of the Indebtedness immediately due and payable. Except as otherwise expressly provided for herein, any pledge or other Disposition of all or any portion of (i) any of the stock of Mortgagor (if Mortgagor is a corporation), (ii) ownership of the partnership or joint venture interests in the Mortgagor (if Mortgagor is a partnership or joint venture),
(iii) any of the ownership interests in Mortgagor (if Mortgagor is a limited liability company or similar entity), (iv) any of the stock of any corporation which is a direct or indirect general partner or joint venturer of Mortgagor (if Mortgagor is a partnership or joint venture) or which is a direct or indirect member or shareholder of Mortgagor, however so denominated (if Mortgagor is a limited liability company or similar entity), (v) any of the direct or indirect general partnership interests of any partnership which is a direct or indirect general partner or joint venturer of Mortgagor (if Mortgagor is a partnership or joint venture) or which is a direct or indirect member or shareholder of Mortgagor, however so denominated (if Mortgagor is a limited liability company or similar entity), (vi) any of the ownership interests of any limited liability company or similar entity which is a direct or indirect general partner or joint venturer of Mortgagor (if Mortgagor is a partnership or joint venture), or which is a direct or indirect member or shareholder of Mortgagor, however so denominated (if Mortgagor is a limited liability company or similar entity),
(vii) any beneficial interest in a trust (if Mortgagor is a trust), or (viii) any beneficial interest in a trust which is a general partner or joint venturer of Mortgagor (if Mortgagor is a partnership or joint venture) or which is a direct or indirect member or shareholder of Mortgagor, however so denominated (if Mortgagor is a limited liability company or similar entity) shall be deemed to be within the prohibition contained within this Section and shall require the prior written consent of the holder of the Indebtedness. The right and option granted hereunder, to the extent permitted by law, shall be absolute, irrespective of whether or not the sale, exchange, assignment or transfer would or might (i) diminish the value of the security for the Indebtedness, (ii) result in an Event of Default hereunder, (iii) compel Mortgagee to seek any remedies available to it, whether at law or in equity, or (iv) add or remove the liability of any person or entity for payment or performance of the Indebtedness or any covenant or obligation under this Mortgage. For purposes of this Mortgage, a "DIRECT OR INDIRECT GENERAL PARTNER" of Mortgagor shall include each general partner of Mortgagor, each general partner of a general partner of Mortgagor, and each general partner of a general partner of a general partner of Mortgagor, and a person's "DIRECT OR INDIRECT EQUITY INTEREST" in the Mortgagor shall include such person's general partnership interest in Mortgagor, such person's general partnership interest in any general partner of Mortgagor, such person's general partnership interest in any general partner of a general partner of Mortgagor, such person's stock ownership interest in any corporation, and such person's ownership interest in any limited liability company or similar entity that meets any of the foregoing criteria.

            (b) In order to exercise the right and option granted in Section 5.5(a) herein, Mortgagee shall give written notice to the Mortgagor and to the party to whom such property was conveyed by Mortgagor that the maturity of the Indebtedness has been accelerated and demand full payment thereof. Mortgagee's right and option hereunder may be exercised at any time for a period of one (1) year following the later to occur of (x) the date of the Disposition of all or any portion of the Mortgaged Property or (y) the date actual notice thereof is given to Mortgagee. Mortgagor's failure to pay the Indebtedness within thirty
(30) days after the giving of such notice of acceleration to Mortgagor shall constitute an Event of Default under this Mortgage and Security Agreement and the Mortgagee shall at its option after such default be entitled to sell the Mortgaged Property as provided for herein.

            (c) If Mortgagor requests Mortgagee's consent to a proposed Disposition of all or any portion of the Mortgaged Property other than as contemplated by subsection (d) below, Mortgagee shall have the right (in addition to its absolute right to refuse to consent to any such transaction, to the extent permitted by law) to condition its consent upon satisfaction of any one or more of the following:

                  (i) That the interest rate on the Note secured by this Mortgage and Security Agreement be increased to a rate acceptable to Mortgagee, provided said interest rate does not exceed the Maximum Lawful Rate;

                  (ii) That Mortgagor pay a transfer fee, in an amount determined by Mortgagee in its sole discretion;

                  (iii) That Mortgagor make a principal reduction, in an amount to be determined by Mortgagee, upon the Note;

                  (iv) That Mortgagor and each proposed transferee execute any and all instruments as Mortgagee shall require; and/or

                  (v) That the party to whom such property is conveyed assume personal liability upon the obligations hereby secured.

            (d) Additionally, notwithstanding any provision to the contrary contained in this SECTION 5.5, including, without limitation subsection (c) above, provided at the time of the request for Mortgagee's consent thereto, and at the time of such transfer, there is no continuing Event of Default hereunder or under the other Security Instruments (or circumstances which, with the giving of notice or passing of time, or both, would constitute an Event of Default hereunder or thereunder), Mortgagor shall have the right to transfer the entirety of the Mortgaged Property to a Controlled Entity (hereinafter defined) subject to and in accordance with the following terms and conditions:

                  (i) No less than thirty (30) days prior to the date of such proposed transfer, Mortgagor shall deliver to Mortgagee a written request for such consent accompanied by a statement setting forth the identity of the proposed transferee and the terms and conditions of the proposed transfer and the basis upon which Mortgagor believes that the proposed transferee is a Controlled Entity and any other information relating to such proposed transfer or proposed transferee as Mortgagee may reasonably request;

                  (ii) In connection with any such proposed transfer, Mortgagee shall not have the right to alter or amend the terms of the repayment of the Note, however, such proposed transferee shall execute any such instruments as Mortgagee may reasonably require to evidence such transaction (so long as, as aforesaid, the terms of repayment of the Note are not altered or amended thereby);

                  (iii) Mortgagor shall pay Mortgagee a transfer fee in the amount of $1,000 to cover Mortgagee's internal cost for analyzing, reviewing and processing such transfer;

                  (iv) Mortgagor shall pay all reasonable costs and expenses incurred by Mortgagee in connection with such transfer, including, without limitation, reasonable attorneys' fees;

                  (v) Such transfer shall not release Mortgagor or Guarantor from any liability under the Note or any of the other Security Instruments; and

                  (vi) For purposes of this Section the term "Controlled Entity" shall refer to any corporation, partnership (general or limited), joint venture, trust or other entity fifty-one percent (51%) or more of the outstanding ownership or beneficial interest of which is owned by Heritage Property Investment Trust, Inc.

            (e) Notwithstanding any provision to the contrary contained in this
SECTION 5.5, provided at the time of such transfer, there is no continuing Event of Default hereunder or under the other Security Instruments, the transfer of general partnership interests or limited partnership interests in Mortgagor shall not constitute a transfer or Disposition of the Mortgaged Property or any interest therein or portion thereof for purposes of SECTION 5.5(a) above, and will not require the prior consent of Mortgagee, PROVIDED, that Heritage Property Investment Trust, Inc. shall continue to own, directly or indirectly, at least fifty-one percent (51%) of the partnership interests in Mortgagor. Upon Mortgagee's request, Mortgagor shall promptly (and in any event within thirty (30) days after such request) furnish Mortgagor with a current certificate identifying the names, addresses and percentage ownership interests of all of the partners of Mortgagor and a statement setting forth the terms and conditions of any such transfer and any other information relating to such transfer as Mortgagee may request.

            (f) Notwithstanding any provision to the contrary contained in this
SECTION 5.5, provided at the time of such transfer, there is no continuing Event of Default hereunder or under the other Security Instruments, the transfer of ownership interests in Heritage Property Investment Trust, Inc., including routine trading of the ownership interests in Heritage Property Investment Trust, Inc. in the event it becomes a publicly-held entity, shall not constitute a transfer or Disposition of the Mortgaged Property or any interest therein or portion thereof for purposes of SECTION 5.5(a) above, and will not require the prior consent of Mortgagee, PROVIDED, that transfers or accumulations of an ownership interest of fifty percent (50%) or more in Heritage Property Investment Trust, Inc. by any one party or related parties other than the current stockholders of Heritage Property Investment Trust, Inc. (an "OWNERSHIP EVENT") shall require the prior written consent of Mortgagee. In the event that Mortgagee does not consent to an Ownership Event and such Ownership Event shall occur despite Mortgagee's failure to consent, then all of the Indebtedness secured hereby shall become fully due and payable, without the payment of any prepayment premium or penalty, within one hundred eighty (180) days after the date that Mortgagee notifies Mortgagor of its election not to approve such Ownership Event. In such event, Mortgagor shall give Mortgagee thirty (30) days prior written notice of such prepayment, and the prepayment shall occur on the first day of the month following such thirty (30) day written notice.

      5.6 APPROVAL OF LEASES: Except as otherwise provided in the Assignment of Leases and Rents, Mortgagor shall not rent or lease any portion of the Mortgaged Property for any period in excess of one (1) year without the prior written consent of Mortgagee, and any attempt to do so shall be null and void and of no force or effect and, at the option of Mortgagee, shall constitute an Event of Default hereunder without further notice or opportunity to cure. Further, Mortgagor shall not rent or lease any portion of the Mortgaged Property utilizing any form of lease other than one which has been approved in writing by Mortgagee.

                                    ARTICLE 6
                                EVENTS OF DEFAULT

      The term "EVENT OF DEFAULT", as used in the Security Instruments, shall mean the occurrence or happening, at any time and from time to time of any one or more of the following:

      6.1 PAYMENT OF INDEBTEDNESS: If Mortgagor shall fail, refuse or neglect to pay, in full, any installment or portion of the Indebtedness within five (5) days after the same shall become due and payable, whether at the due date thereof stipulated in the Security Instruments, or at a date fixed for prepayment or by acceleration or otherwise.

      6.2 PERFORMANCE OF OBLIGATIONS: Except for those matters described in SECTIONS 6.4 through 6.7, 6.10 or 6.12, all inclusive, if Mortgagor or Guarantor shall fail, refuse or neglect to perform and discharge fully and timely any of the Obligations as and when called for and such failure, refusal or neglect shall either be incurable or, if curable, shall remain uncured for a period of thirty (30) days after written notice thereof from Mortgagee to Mortgagor; provided, however, that if such default is curable but requires work to be performed, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such thirty (30) day period, no Event of Default shall be deemed to have occurred if Mortgagor commences same within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion within sixty (60) days after such notice.

      6.3 FALSE REPRESENTATION: If any representation or warranty made by Mortgagor, Guarantor or others in, under or pursuant to the Security Instruments, the application for the loan evidenced by the Note, or any information delivered to Mortgagee or Mortgagee's consultants in connection with Mortgagee's evaluation of whether to make such loan, shall be false or misleading in any material respect.

      6.4 VOLUNTARY BANKRUPTCY: If Mortgagor, or any direct or indirect general partner of Mortgagor, or any Guarantor shall (a) seek, consent to or not contest the appointment of a receiver, trustee or liquidator for itself or himself or for all or any part of its or his property, (b) voluntarily file a petition seeking relief under the bankruptcy, arrangement, reorganization, liquidation or other debtor relief laws of the United States or any state or any other competent jurisdiction, (c) make a general assignment for the benefit of its or his creditors, or (d) admit in writing its or his inability to pay its or his debts as they mature or otherwise come due.

      6.5 INVOLUNTARY BANKRUPTCY: If (a) a petition is filed against Mortgagor, any general partner of Mortgagor or any Guarantor seeking relief under the bankruptcy, arrangement, reorganization, liquidation or other debtor relief laws of the United States or any state or other competent jurisdiction, or (b) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Mortgagor, any direct or indirect general partner of a general partner of Mortgagor, or any Guarantor, a receiver, trustee or liquidator for it or him, or for all or any part of its or his property, and such petition, order, judgment or decree shall not be and remain dismissed or stayed within a period of ninety (90) days after its entry.

      6.6 DISSOLUTION OR CHANGE OF OWNERSHIP (APPLICABLE TO CORPORATE MORTGAGOR): Except as otherwise expressly allowed pursuant to Section 5.5 herein, if (a) Mortgagor shall dissolve or liquidate, merge with or be consolidated with or into any other entity, without Mortgagee's prior written consent, (b) any direct or indirect general partner to Mortgagor, shall dispose of, pledge or grant a security interest in all or any part of his or its direct or indirect equity interest (whether stock, partnership interest or other) in Mortgagor, or (c) any Guarantor shall sell, assign, transfer, convey, pledge, mortgage, encumber or grant a security interest in all or so much of the stock in Mortgagor owned by Guarantor so as to prevent Guarantor from continuing to have a controlling vote therein.

      6.7 FORECLOSURE OF OTHER LIENS: If the holder of any lien or security interest on the Mortgaged Property (without hereby implying Mortgagee's consent to the existence, placing, creating or permitting of any such lien or security interest) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

      6.8 CHANGE IN MANAGEMENT: If there is any change in the management of the Mortgaged Property without Mortgagee's prior written consent.

      6.9 PRIORITY OF LIEN: If any event occurs which in any way affects or impairs the perfection or priority of the lien evidenced by this Mortgage and Security Agreement.

      6.10 PERFORMANCE UNDER LEASES: If Mortgagor fails to duly and punctually perform and comply with any and all representations, warranties, covenants and agreements, expressed as binding upon it under each of the Leases, subject to the applicable notice and cure periods, if any, set forth in the respective Leases.

      6.11 USE VIOLATION: If Mortgagor uses, maintains, operates or occupies, or allows the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (a) violates any Legal Requirement, (b) may be dangerous unless safeguarded as required by law, or (c) constitutes a public or private nuisance.

      6.12 VOIDANCE OF INSURANCE: If Mortgagor uses, maintains, operates or occupies, or allows the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which makes void, voidable or cancelable any insurance then in force with respect to the Mortgaged Property, and such insurance is not reinstated within five (5) business days after the date that Mortgagor learns that such insurance has been made void, voidable or cancelable as a result thereof.

                                    ARTICLE 7
                             DEFAULT AND FORECLOSURE

      7.1 REMEDIES: If an Event of Default shall occur, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

                  (a) ACCELERATION: Declare the then unpaid principal balance on the Note), the accrued interest and any other accrued but unpaid portion of the Indebtedness to be immediately due and payable, without further notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

                  (b) TITLE EXAMINATION: Cause to be brought down to date a title examination and tax histories of the Mortgaged Property, procure title insurance or title reports or, if necessary, procure new abstracts and tax histories.

                  (c) ENVIRONMENTAL AUDIT: Procure an updated or entirely new environmental audit of the Mortgaged Property including the Land, Buildings, soil, ground water and subsurface investigations; have the Buildings inspected by an engineer or other qualified inspector and procure a building inspection report; procure an MAI or other appraisal of the Mortgaged Property or any portion thereof; enter upon the Mortgaged Property at any time and from time to time to accomplish the foregoing and to show the Mortgaged Property to potential purchasers and potential bidders at foreclosure sale; make available to potential purchasers and potential bidders all information obtained pursuant to the foregoing and any other information in the possession of Mortgagee regarding the Mortgaged Property.

                  (d) ENTRY ON MORTGAGED PROPERTY: Enter upon the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of all or any part of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent thereto, Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default than would have existed in the absence of such sentence.

                  (e) OPERATION OF MORTGAGED PROPERTY: Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Mortgagee may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Mortgagee shall deem necessary or desirable), and apply all Rents and Revenues and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of SECTION 7.7 hereinbelow.

                  (f) FORECLOSURE AND SALE: Sell the Mortgaged Property in the manner and form prescribed by law by the exercise of the Statutory Power of Sale or otherwise.

                  (g) OCCUPANCY AFTER FORECLOSURE: The purchaser at any foreclosure sale pursuant to SECTION 7.1(f) shall become the legal owner of the Mortgaged Property, subject to the Permitted Encumbrances. All occupants of the Mortgaged Property, or any part thereof, shall, absent a contractual agreement with the Mortgagee to the contrary, become tenants at sufferance of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand.

                  (h) RECEIVER: Make application to a court of competent jurisdiction as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property and Mortgagor does hereby irrevocably consent to such appointment and waive notice of any application therefor. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents and Revenues in accordance with the provisions of this Mortgage and Security Agreement.

                  (i) OTHER: Exercise any and all other rights, remedies and recourses granted under the Security Instruments or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

      7.2 SEPARATE SALES: At any foreclosure sale, any combination, or all of the property or security given to secure the Indebtedness, may be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between items of security without assigning to them any proportion of such proceeds, Mortgagor hereby waiving the application of any doctrine of marshalling; and, in case Mortgagee, in the exercise of the power of sale herein given, elects to sell in parts or parcels, such sales may be held from time to time, and the power shall not be fully executed until all of the property or security not previously sold shall have been sold.

      7.3 REMEDIES CUMULATIVE, CONCURRENT AND NON-EXCLUSIVE: Mortgagee shall have all rights, remedies and recourses granted in the Security Instruments and available at law or equity (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Mortgaged Property, or any portion thereof), and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against any one or more of Mortgagor, any Guarantor or others obligated under the Note, or against the Mortgaged Property, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

      7.4 RELEASE OF AND RESORT TO COLLATERAL: Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Security Instruments or their stature as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

      7.5 WAIVER OF BENEFITS, NOTICE AND MARSHALING OF ASSETS: To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process or extension of time for payment, (b) all notices of any Event of Default (except as may be provided for in SECTION
6.2 hereinabove) or of Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Security Instruments, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

      7.6 DISCONTINUANCE OF PROCEEDINGS: In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Security Instruments and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Security Instruments, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

      7.7 APPLICATION OF PROCEEDS: The proceeds of any sale of, and the Rents and Revenues and other amounts generated by the holding, leasing, operation or other use of, the Mortgaged Property shall be applied by Mortgagee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following orders of priority:

            (a) first, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (i) trustees' and receivers' fees, (ii) court costs, (iii) reasonable attorneys', auctioneers' and accountants' fees, (iv) costs of advertisement, and (v) the payment of any and all Impositions, liens, security interests or other rights, title or interests equal or superior to the lien and security interest of this Mortgage and Security Agreement (except those to which the Mortgaged Property has been sold subject to and without in any way implying Mortgagee's prior consent to the creation thereof);

            (b) second, to the payment of all amounts, other than the unpaid principal balance and accrued but unpaid interest due on the Note, which may be due to Mortgagee under the Security Instruments, together with interest thereon as provided therein;

            (c) third, to the payment of all accrued but unpaid interest due on the Note;

            (d) fourth, to the payment of the unpaid principal balance due on the Note in the inverse order of maturity and interest shall cease as to the amount so paid;

            (e) fifth, to the extent funds are available therefor out of the sale proceeds or the Rents and Revenues and, to the extent known by Mortgagee, to the payment of any indebtedness or obligation secured by a subordinate deed of trust or mortgage on or security interest in the Mortgaged Property; and

            (f) sixth, to Mortgagor.

                                    ARTICLE 8
                                  CONDEMNATION

      8.1 GENERAL: Promptly after its obtaining knowledge of the institution of any proceeding for the condemnation of the Mortgaged Property, Mortgagor shall notify Mortgagee of such fact. Mortgagor shall then, if requested by Mortgagee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Mortgagee for disposition pursuant to the terms of this Mortgage and Security Agreement. Mortgagor may be the nominal party in such proceeding but Mortgagee shall be entitled to participate in and to control same and to be represented therein by counsel of its own choice, and Mortgagor will deliver, or cause to be delivered, to Mortgagee such instruments as may be requested by it from time to time to permit such participation. If the Mortgaged Property is taken or diminished in value, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Mortgagor by virtue of its interest in the Mortgaged Property shall be, and by these presents is, assigned, transferred and set over unto Mortgagee to be held by it, in trust, subject to the lien and security interest of this Mortgage and Security Agreement, and disbursed in accordance with SECTION 4.6 hereof.

      8.2 APPLICATION OF PROCEEDS: All proceeds received by Mortgagee with respect to a taking or a diminution in value of the Mortgaged Property shall be applied in the following order of priority:

            (a) first, to reimburse Mortgagee for all costs and expenses, including reasonable attorneys' fees, incurred in connection with collection of the said proceeds; and

            (b) thereafter, if there shall be any balance, to the order of priority recited in SECTIONS 7.7(b) through 7.7(f) hereinabove; subject, however, to the provisions of SECTION 4.6 hereof requiring (under the circumstances therein specified) that such proceeds be applied to the rebuilding, restoration or repair of the Mortgaged Property.

                                    ARTICLE 9
                               SECURITY AGREEMENT

      9.1 SECURITY INTEREST: This Mortgage and Security Agreement shall be construed as a mortgage lien on real property and it shall also constitute and serve as a "SECURITY AGREEMENT" on personal property within the meaning of, and shall constitute until the grant of this Mortgage and Security Agreement shall terminate as provided in Article 2 hereinabove, a first and prior security interest under, the Uniform Commercial Code (as to property within the scope thereof and situated in the state in which the Land is located) with respect to the Personalty, Fixtures, Leases and Rents and Revenues and all personalty or other items of property or proceeds assigned to Mortgagee under any of the Security Instruments. To this end, Mortgagor has Granted, Bargained, Conveyed, Assigned, Transferred and Set Over, and by these presents does Grant, Bargain, Convey, Assign, Transfer and Set Over, unto Mortgagee a first and prior security interest in all of Mortgagor's right, title and interest in, to and under the Personalty, Fixtures, Leases and Rents and Revenues, in trust, to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations.

      9.2 FINANCING STATEMENTS: Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such "FINANCING STATEMENTS" and such further assurances as Mortgagee may, from time to time consider reasonably necessary to create, perfect, and preserve Mortgagee's security interest herein granted, and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

      9.3 UNIFORM COMMERCIAL CODE REMEDIES: Mortgagee shall have all the rights, remedies and recourses with respect to the Personalty, Fixtures, Leases and Rents and Revenues afforded a Secured Party by the Uniform Commercial Code, as to property within the scope thereof and situated in the state in which the Land is located, in addition to, and not in limitation of, the other rights, remedies and recourses afforded Mortgagee by the Security Instruments.

      9.4 NO OBLIGATION OF MORTGAGEE: The assignment and security interest herein granted shall not be deemed or construed (a) to constitute Mortgagee as a mortgagee in possession of the Mortgaged Property, or (b) to obligate Mortgagee to (i) lease the Mortgaged Property or attempt to do same, (ii) take any action,
(iii) incur any expenses or (iv) perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

      9.5 PAYMENT OF RENTS AND REVENUES TO MORTGAGOR UNTIL DEFAULT: Unless and until an Event of Default occurs, Mortgagor shall be entitled to collect the Rents and Revenues as and when, but not before, they become due and payable. Mortgagor hereby agrees with Mortgagee that the other parties under the Leases shall, upon notice from Mortgagee of the occurrence of an Event of Default, thereafter pay directly to Mortgagee the Rents and Revenues due and to become due under the Leases and attorn all other obligations thereunder directly to Mortgagee without any obligation on their part to determine whether an Event of Default does in fact exist.

                                   ARTICLE 10
                                  MISCELLANEOUS

      10.1 SURVIVAL OF OBLIGATIONS: Each and all of the Obligations shall survive the execution and delivery of the Security Instruments, and the consummation of the loan called for therein, and shall continue in full force and effect until the Indebtedness shall have been paid in full.

      10.2 FURTHER ASSURANCES: Mortgagor, upon the request of Mortgagee, will execute, acknowledge, deliver and record and/or file such further instruments, certificates, and documents and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of the Security Instruments and to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the then Mortgaged Property.

      10.3 RECORDING AND FILING: Mortgagor will cause the Security Instruments and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay all such recording, filing, re-recording and re-filing taxes, fees and other charges.

      10.4 NOTICES: All notices or other communications required or permitted to be given pursuant to this Mortgage and Security Agreement or any other Security Instrument shall be in writing and shall be given or made by delivery to a nationally recognized overnight delivery service, deposited in first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee. Notice so given shall be effective (a) one (1) business day after being deposited with a nationally recognized overnight delivery service, (b) three (3) business days after its deposit in the United States mail, or (c) when delivered to the addressee (with the delivery receipt or the affidavit of the messenger being deemed prima facie evidence of such delivery). Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be as set forth in the opening recital hereinabove; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

      10.5 NO WAIVER: Any failure by Mortgagee to insist, or any election by Mortgagee not to insist, upon strict performance by Mortgagor of any of the terms, provisions or conditions of the Security Instruments shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Mortgagee shall have the right at any time or times thereafter to insist upon strict performance by Mortgagor of any and all of such terms, provisions and conditions.

      10.6 MORTGAGEE'S RIGHT TO PERFORM THE OBLIGATIONS: If Mortgagor shall fail, refuse or neglect to make any payment or perform any act required by the Security Instruments, then at any time thereafter, and without notice to or demand upon Mortgagor and without waiving or releasing any other right, remedy or recourse Mortgagee may have because of same, Mortgagee may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Mortgagor, and shall have the right to enter the Land and Buildings for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem necessary or appropriate. Mortgagor shall indemnify Mortgagee for all losses, expenses, damage, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Mortgagee pursuant to the provisions of this SECTION 10.6 or by reason of any other provision in the Security Instruments. All sums paid by Mortgagee pursuant to this SECTION 10.6 and all other sums expended by Mortgagee to which it shall be entitled to be indemnified, together with interest thereon at the Past Due Rate (as defined in the Note) from the date of such payment or expenditure, shall constitute additions to the Indebtedness, shall be secured by the Security Instruments and shall be paid by Mortgagor to Mortgagee upon demand.

      10.7 COVENANTS RUNNING WITH THE LAND: All Obligations contained in the Security Instruments are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property until such time as this Mortgage and Security Agreement is discharged of record at which point such covenants will be extinguished and terminated.

      10.8 SUCCESSORS AND ASSIGNS: All of the terms of the Security Instruments shall apply to, be binding upon and inure to the benefit of the parties thereto, their respective successors, assigns (either voluntarily by act of the parties or involuntarily by the operation of law), heirs and legal representatives, and all other persons claiming by, through or under them.

      10.9 SEVERABILITY: The Security Instruments are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Security Instruments or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law. It is hereby expressly stipulated and agreed to be the intent of Mortgagor and Mortgagee at all times to comply with the usury, and all other, laws relating to the Security Instruments. If, at any time, the applicable Legal Requirements render usurious any amount called for in any Security Instrument, then it is Mortgagor's and Mortgagee's express intent that such document be immediately deemed reformed and the amounts collectible reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law but so as to permit the recovery of the fullest amount otherwise called for in such Security Instruments.

      10.10 ENTIRE AGREEMENT AND MODIFICATION: The Security Instruments contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. The Security Instruments may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

      10.11 COUNTERPARTS: This Mortgage and Security Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute but one instrument.

      10.12 APPLICABLE LAW: The Security Instruments shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

      10.13 SUBROGATION: If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, the Indebtedness and this Mortgage and Security Agreement shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness so extinguished, extended or renewed and the former rights, claims, liens, titles and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the satisfaction of the Obligations.

      10.14 HEADINGS; INTERPRETATION: The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections. Words of any gender shall include the other gender where appropriate.

      10.15 FIXTURE FILING: Portions of the Mortgaged Property are or are to become fixtures relating to the above described real estate, and the Mortgagor herein expressly covenants and agrees that the filing of this Mortgage and Security Agreement in the Real Estate Records in the county where the Mortgaged Property is located shall also operate from the time of filing therein as a financing statement filed as a fixture filing in accordance with the Uniform Commercial Code of the state in which the Land is located.

      10.16 ESTOPPEL CERTIFICATE: Mortgagor acknowledges that the Indebtedness hereby secured and/or the lien hereby created may from time to time, be assigned by Mortgagee, and Mortgagor agrees to execute and cause to be executed estoppel affidavits certifying as to certain matters (to the extent that such matters are true) with respect to the Indebtedness hereby secured, this Mortgage and Security Agreement and the Mortgaged Property and other similar documentation as may be necessary or required to effectuate such assignment or assignments. Such documents shall be executed and returned to Mortgagee within ten (10) business days after their delivery to Mortgagor.

      10.17 RELEASE: Upon the payment in full of the Indebtedness and performance and discharge in full of the Obligations, Mortgagee shall release the Mortgaged Property and shall surrender this Mortgage and Security Agreement and the Note marked "Paid in Full", as appropriate, to the Mortgagor. Such person or persons shall pay all costs of the preparation and recordation of the release of the liens, as applicable.

      10.18 NON-AGRICULTURAL USE: The Mortgaged Property which is the subject of this Mortgage is not principally used for agricultural or farming purposes.

      10.19 CHANGES OR MODIFICATION OF APPLICABLE TAX LAWS: In the event of the passage after the date of this Mortgage and Security Agreement of any law of the United States of America, or the state in which the Land is located, or of any subdivision thereof, or of any municipality, deducting from the value of real property for the purposes of taxation any lien thereon or changing in any way the laws for the taxation of mortgages, deeds of trust or of debts secured by mortgages or deeds of trust for federal, state or local purposes, or the manner of the collection of any taxes, and imposing a tax, either directly or indirectly on this Mortgage and Security Agreement or the Note, Mortgagor upon demand by Mortgagee, shall pay such taxes or assessments, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (a) it might be unlawful to require Mortgagor to make such payment or (b) the making of such payment might result in the imposition of interest beyond the Maximum Lawful Rate, then and in such event, Mortgagee may elect, by giving written notice to Mortgagor, to declare all of the Indebtedness secured hereby to be and become due and payable ninety (90) days from the giving of such notice and without the payment of any prepayment premium or penalty.

      10.20 RIGHT TO MODIFY: Without affecting (a) the obligation of Mortgagor to pay and perform as herein required, (b) the personal liability of any person for payment of the Indebtedness, or (c) the lien or security interest, or the priority of the lien or security interest on the Mortgaged Property, Mortgagee may, at its option, extend the time for payment of the Indebtedness or any portion thereof, reduce the payments thereon, release any person liable on any of the Indebtedness, accept a renewal note or notes therefor, modify the terms of the Indebtedness with the consent of Mortgagor, release from the Mortgage and Security Agreement any part of the Mortgaged Property, take (with the consent of Mortgagor) or release other or additional security, consent to any map or plat thereof, consent to any easement or join in any extension or subordination agreement. Except as set forth above, any such action by Mortgagee may be taken without Mortgagor's consent and without the consent of any junior lienholder, and shall not affect the priority of the lien or security interest created by this Mortgage and Security Agreement over any junior lien.

      10.21 SUBORDINATION BY MORTGAGEE. From time to time at Mortgagee's option, by instrument executed by Mortgagee and recorded in the real property records where this Mortgage and Security Agreement has been recorded, Mortgagee may subordinate the lien created by this Mortgage and Security Agreement to any interest in the Mortgaged Property, including, without limitation, any Leases. Any such subordination shall be solely at Mortgagee's option, and in no event shall Mortgagee be obligated to subordinate the lien or security interest created by this Mortgage and Security Agreement.

      10.22 NO PRESUMPTION ARISING: Although the initial draft of the Security Instruments was drafted by Mortgagee and its legal counsel, Mortgagor and Mortgagor's legal counsel have had full opportunity to review, negotiate and approve the final form of the Security Instruments. Accordingly, in the event of any ambiguity in the construction or interpretation of any provision of this Mortgage and Security Agreement, or the Security Instruments, no presumption shall be indulged in favor of either party in the resolution of such ambiguity.

      10.23 LIMITATIONS ON PERSONAL LIABILITY: Reference is hereby made to
SECTION 19 of the Note which contains certain limitations on personal liability of Mortgagor; such limitations are incorporated herein by this reference.

      10.24 INDEMNIFICATION OBLIGATIONS: The following provisions shall apply to, and be deemed in each case to modify, each of the provisions of this Mortgage and Security Agreement and the other Security Instruments (except to the extent otherwise expressly provided therein) wherein Mortgagor is obligated to indemnify Mortgagee, or any other person (any person to be indemnified being herein called the "Indemnified Person"):

            (a) Mortgagor shall assume the burden and expense of defending, with counsel reasonably satisfactory to the Indemnified Person, against all legal and administrative proceedings for which a claim for indemnification may be made by the Indemnified Person (an "INDEMNIFICATION CLAIM"). Mortgagor shall pay when due any judgments with respect to an Indemnification Claim against any of the Indemnified Persons and which are rendered by a final order or decree of a court of competent jurisdiction from which no further appeal may be taken or has been taken within the applicable appeal period. In the event that such payment is not made, any of the Indemnified Persons at its sole discretion may pay any such judgments, in whole or in part, and look to Mortgagor for reimbursement pursuant to this Mortgage and Security Agreement, or may proceed to file suit against Mortgagor to compel such payment.

            (b) An Indemnified Person shall notify Mortgagor promptly after obtaining knowledge of any Indemnification Claim. Mortgagor with its approved counsel, at its own expense, may control the defense and settlement of any Indemnification Claim, and the Indemnified Persons are obligated to cooperate with Mortgagor in connection therewith. No Indemnified Person shall knowingly and willfully take steps which prevent Mortgagor from defending against any Indemnification Claim.

            (c) Any amount which Mortgagor is obligated to pay to or for the benefit of an Indemnified Person with respect to an Indemnification Claim, but which is not paid when due, shall bear interest at the default or post maturity rate of interest provided for in the Note from the date such amount is due until such amount is paid.

      10.25 WAIVER OF JURY TRIAL: Mortgagor and Mortgagee agree that any suit, action or proceeding, whether claim or counterclaim, brought by Mortgagor or Mortgagee on or with respect to this Mortgage and Security Agreement or any other Security Instrument or the dealings of the parties with respect hereto or thereto, shall be tried only by a court and not by a jury. Mortgagor and Mortgagee each hereby knowingly, voluntarily and intentionally waive any right to a trial by jury in any such suit, action or proceeding. Further, Mortgagor waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive, or other damages other than, or in addition to, actual, compensatory damages. Mortgagor acknowledges and agrees that this paragraph is a specific and material aspect of this Mortgage and Security Agreement and that Mortgagee would not extend credit to Mortgagor if the waivers set forth in this paragraph were not a part of this Mortgage and Security Agreement.

      10.26 STATUTORY CONDITION AND POWER OF SALE: This Mortgage and Security Agreement is upon the STATUTORY CONDITION and upon the further condition that all covenants and agreements on the part of the Mortgagor herein undertaken shall be kept and fully and seasonably performed and that no breach of any other of the conditions specified herein shall be permitted, for any breach of which conditions, the Mortgagee shall have the STATUTORY POWER OF SALE. For the purposes of this Mortgage and Security Agreement, the term "default," as used in the STATUTORY POWER OF SALE, shall mean an Event of Default as defined herein.

          EXECUTED as an instrument under seal as of the date set forth above.

                              HERITAGE PROPERTY INVESTMENT LIMITED
                              PARTNERSHIP, a Delaware limited partnership

                              By: Heritage Property Investment Trust, Inc., a Maryland corporation, General Partner

                              By: /s/ Richard L. Trueblood
                                  -------------------------------------------

                              Name: Richard L. Trueblood
                                    -----------------------------------------

                              Title: Senior Vice President of
                                     ----------------------------------------
                                     Heritage Property Investment Trust, Inc.
                                     ----------------------------------------
                                            its general partner
                                     ----------------------------------------

EXHIBIT A - The Land

EXHIBIT B - Permitted Encumbrances

COMMONWEALTH OF MASSACHUSETTS   )
                                )
COUNTY OF SUFFOLK               )

      On this 12th day of September, 2000 before me personally appeared Richard
L. Trueblood, vice president of Heritage Property Investment Trust, Inc., in its capacity as general partner of Heritage Property Investment Limited Partnership, and he acknowledged said instrument to be his free act and deed and the free act and deed of Heritage Property Investment Trust, Inc. in its capacity as general partner of Heritage Property Investment Limited Partnership.

                                 /s/ Linda S. Messer
                                 --------------------------------------------
                                 Notary Public in and for
                                 the Commonwealth of Massachusetts
                                 Printed Name: Linda S. Messer
                                 My Commission Expires:
                                                        ---------------------
                                                        LINDA S. MESSER
                                                        MY COMMISSION EXPIRES
                                                        FEBRUARY 23, 2001

                                   EXHIBIT "A"

                                Legal Description

PARCEL NO. 1:

The land in Boston, Suffolk County, Massachusetts, with the building thereon known as the Chase Building and numbered 535-541 Boylston Street, bounded and described as follows:

SOUTHERLY: on Boylston Street, Eighty (80) feet;

EASTERLY:  on Clarendon Street One Hundred Twelve (112) feet;

NORTHERLY: on a passageway Sixteen feet wide Eighty (80) feet; and

WESTERLY:  on land and building now or formerly of Newman by a line running through the middle of a brick party wall One Hundred Twelve (112) feet.

PARCEL NO.2:

A certain parcel of land with the building thereon numbered 543-547 Boylston Street, Boston, Suffolk County, Massachusetts, bounded and described as follows:

SOUTHERLY: on Boylston Street, seventy-five (75) feet;

EASTERLY:  on land now or formerly of the devisees of James T. Eldridge by a line passing through a brick party wall, one hundred twelve (112) feet;

NORTHERLY: on a passageway 16 feet wide, seventy-five (75) feet; and

WESTERLY:  on land now or formerly of Gaffield by a line passing through the middle of the brick partition wall, one hundred twelve (112) feet.

Containing 8,400 square feet of land, or however otherwise said premises may be measured, bounded or described, and be any or all of said measurements and the contents thereof more or less.

Together with the Southerly half of said passageway which lies within the side lines of the premises, extended Northerly and the right in common with others entitled thereto, to use said passageway for its entire length for all usual purposes of a street.

                                   EXHIBIT "B"

                             Permitted Encumbrances

1. Rights of the public and others entitled thereto in and to that portion of the insured premises lying within the 16' wide passageway referred to in Exhibit "A".

2. Easement on Westerly boundary described as being through party wall in Deed of William H. Newman to Edward N. Fenno, dated November 21, 1899 and recorded in Book 2647, Page 356 and in subsequent deeds.

3. Easement for steam pipe granted by Kerna S. Wolff and others to Boston Edison Company by instrument dated March 14, 1946, recorded in Book 6218, Page 494.

4. Easement to construct a vault for transmission of electricity granted by Harold J. Kanavos, Trustee of 543 Boylston Street Trust, as leasehold title holder dated March 5, 1973, recorded in Book 8612, Page 271, shown on a plan entitled "Plan of Land, Boston (Back Bay) Mass.," dated March 4, 1977 by Harry R. Feldman..

5. Terms and provisions of a Party Wall Agreement dated May 27, 1963 and recorded with said Deeds in Book 7748, Page 454, as affected by an Amendment dated February 5, 1974, recorded in Book 8712, Page 503.

                                  SCHEDULE 3.5

                                   LITIGATION

None